SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

PAINEWEBBER R&D PARTNERS III, L.P.

 (Exact name of registrant as specified in its charter)

Delaware	33-35938	13-3588219
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

1285 Avenue of the Americas, New York, New York 10019
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (212) 713 - 2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING
FORWARD LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Except for the historical information contained herein, the matters discussed herein are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of PaineWebber R&D Partners III, L.P. or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; fluctuations in the value of securities for which only a limited, or no, public market exists; dependence on the development of new technologies; dependence on timely development and introduction of new and competitively priced products; the need for regulatory approvals; the sponsor companies having insufficient funds to commercialize products to their maximum potential; the restructuring of sponsor companies; the dependence of PaineWebber R&D Partners III, L.P. on the skills of certain scientific personnel; and the dependence of PaineWebber R&D Partners III, L.P. on the General Partner.

Item 8.01. Other Events.

On December 1, 2005, the Registrant distributed to its limited partners a letter notifying them that the General Partner of the Registrant was terminating all sales, assignments or transfers of units in the Registrant effective December 31, 2005, except transfers that may occur as a result of the laws of descent and distribution or by operation of law. Also, the General Partner reported that it is in the final stages of formulating a plan that will result in the liquidation of all the Registrant’s remaining assets. A copy of the letter is furnished as Exhibit 99.1 hereto and incorporated herein in its entirety by reference.

Item 9.01. Financial Statement and Exhibits.

Exhibit 99.1  Letter from the General Partner, dated November 30, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 30, 2005

PAINEWEBBER R&D PARTNERS III, L.P (Registrant)

By:	PaineWebber Development Corporation
(General Partner)

By:	/s/ Stephen R. Dyer
Stephen R. Dyer President
.